SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20191	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 East Arapaho Road, Richardson, Texas		75081
(Address of Principal Executive Offices)		(Zip Code)

(972) 234-6400

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 29, 2006, we entered into a Loan and Security Agreement (the “Prior Agreement”) with Silicon Valley Bank (“SVB”) to establish a $1,000,000 line of credit (the “Prior Line of Credit”) with SVB.  On June 30, 2008, we entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with SVB to, among other things, replace the Prior Line of Credit with a new $2,500,000 line of credit (the “Line of Credit”).

Our obligations under the Loan Agreement are secured by substantially all of our assets, including all of our intellectual property.  In connection with the Loan Agreement, we executed a new separate Intellectual Property Security Agreement (the “Intellectual Property Security Agreement”) to grant a security interest in our intellectual property to SVB.

The material terms of the Loan Agreement and the Intellectual Property Security Agreement are described in more detail in “Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arangement of a Registrant” below.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARANGEMENT OF A REGISTRANT

Loan Agreement

On June 30, 2008, we entered into the Loan Agreement with SVB to establish the Line of Credit.  The Loan Agreement and Line of Credit completely replaces the Prior Loan Agreement and Prior Line of Credit, respectively.  The following is a summary of the material terms of the Loan Agreement:

Advances.  Borrowings under the Line of Credit are based on advances (each, an “Advance”) against certain of our accounts receivable that are approved by SVB (“Eligible Accounts”).  SVB may make an Advance of up to eighty percent (80%) of each Eligible Account, or such other percentage SVB may determine in its sole discretion.

Finance Charges.  Each Advance is subject to a finance charge calculated as a daily rate that is based on a 360-day annual rate of (a) the greater of the prime rate or 5.25%, plus (b) 1.5% or 2.0%, depending on certain qualifying financial factors specified in the Loan Agreement.  Finance charges are payable at the same time its related Advance is due.

Collateral Handling Fee.  Each Advance is also subject to a monthly collateral handling fee of 0.25% or 0.5% of all outstanding Advances, depending on certain qualifying financial factors specified in the Loan Agreement.  The collateral handling fee is payable at the same time its related Advance is due.

Repayment.  Each Advance must be repaid at the earliest of (a) the date that the Eligible Account related to the Advance is paid, (b) the date the Eligible Account is no longer eligible under the Loan Agreement, or (c) the date on which any “Adjustment” (as defined in the Loan Agreement) is asserted to the Eligible Account.

Maturity.  The Loan Agreement terminates and all outstanding advances, accrued but unpaid finance charges, outstanding collateral handing fees, and other amounts due under the Loan Agreement and related documents (collectively, the “Obligations”) are due on June 29, 2009.

Events of Default.  An “Event of Default” under the Loan Agreement will entitle SVB to certain rights.  Events of Default under the Loan Agreement include:

•                  payment defaults;

•                  defaults in the performance of affirmative and negative covenants;

•                  any material impairment of the collateral securing the obligations or in the prospect of repayment of any portion of the obligations;

•                  any material adverse change in the business, operations or condition (financial or otherwise) of our company;

•                  bankruptcy and insolvency related defaults;

•                  defaults under other debt agreements;

•                  judgment defaults;

•                  inaccuracy of our representations and warranties in the Loan Agreement;

•                  any breach under an agreement with a subordinated creditor;

•                  guarantor defaults; and

•                  issuance of a preliminary order by the Texas Workforce Commission against us for at least $25,000.

Remedies Upon an Event of Default.  Upon an Event of Default, SVB has the right under the Loan Agreement to, among other things, do any of the following,:

•                  accelerate repayment of outstanding Obligations;

•                  refuse Advances and extensions of credit under the Loan Agreement;

•                  settle or adjust disputes and claims directly with the debtors of Eligible Accounts;

•                  take necessary action to protect its security interest in collateral;

•                  apply the Obligations to any accounts we have with SVB;

•                  sell any collateral;

•                  place a “hold” on any account we have with SVB; and/or

•                  exercise any other remedy available under the Uniform Commercial Code.

The foregoing description of the Loan Agreement does not purport to be a complete statement of the parties’ rights under the Loan Agreement and is qualified in its entirety by reference to the full text of the Loan Agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Intellectual Property Security Agreement

We entered into an Intellectual Property Security Agreement with SVB in connection with the Loan Agreement.  Under the Intellectual Property Security Agreement, we granted a security interest in certain of our intellectual property to SVB.  The foregoing description of the Intellectual Property Security Agreement does not purport to be a complete statement of the parties’ rights under the Intellectual Property Security Agreement and is qualified in its entirety by reference to the full text of the Intellectual Property Security Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

10.1	Amended and Restated Loan and Security Agreement, dated June 30, 2008, entered into between Intrusion Inc. and Silicon Valley Bank.

10.2	Intellectual Property Security Agreement, dated June 30, 2008, entered into between Intrusion Inc. and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRUSION INC.

Dated: July 1, 2008	By:	/s/ MICHAEL L. PAXTON
Michael L. Paxton
Chief Financial Officer

EXHIBIT INDEX

10.1	Amended and Restated Loan and Security Agreement, dated June 30, 2008, entered into between Intrusion Inc. and Silicon Valley Bank.

10.2	Intellectual Property Security Agreement, dated June 30, 2008, entered into between Intrusion Inc. and Silicon Valley Bank.